Exhibit 10.4

AMENDMENT TO SECOND AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (the “Amendment”), dated May 8, 2006, is entered into by and between SRI/SURGICAL EXPRESS, INC., a Florida corporation (“Borrower”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Wachovia”) and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (“LaSalle,” and together with Wachovia, the “Banks”);

WITNESSETH:

WHEREAS, the Borrower and the Banks have previously entered into the Second Amended and Restated Credit and Security Agreement, dated as of June 21, 2005 (the “Agreement”), and

NOW, THEREFORE, in consideration of the premises, mutual covenants hereinafter contained and other good and valuable consideration, the Borrower and the Banks do hereby amend the Agreement as follows:

Section 1. Section 7.1 of Agreement Amended. Section 7.1 of the Agreement is hereby amended by deleting in its entirety such Section 7.1 and inserting the following in lieu thereof:

7.1 Consolidated Leverage Ratio. Borrower shall maintain, on a consolidated basis, a Consolidated Leverage Ratio of not more than (a) 3.00 to 1.00 for the fiscal quarters ending March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005, (b) 2.75 to 1.00 for the fiscal quarter ending March 31, 2006, and (c) 2.50 to 1.00 for the fiscal quarters ending June 30, 2006 and thereafter, measured as of the end of each fiscal quarter for the four fiscal quarters then ended. “Consolidated Leverage Ratio” shall mean the sum of all Funded Debt divided by the sum of net income plus interest, taxes, depreciation and amortization of good will, and reusable surgical products and the provision for reusable surgical products shrinkage (such shrinkage not to exceed $500,000 per quarter) plus expenses related to Share Based Payments as required by Statement of Financial Accounting Standards (SFAS) No. 123(R). “Funded Debt” shall mean, as applied to any person, the sum of all Debt for borrowed money (including, without limitation, capital lease obligations, subordinated debt, and unreimbursed drawings under letters of credit) or evidenced by a note, bond, debenture or similar instrument of that person, and shall, in addition, include contingent reimbursement obligations for outstanding letters of credit (to the extent not resulting in double-counting). Such Share Based Payments shall exclude for this covenant calculation purposes any expenses related to such Share Based Payments arising from payments in cash or other property; provided, the term “other property” shall not include stock, restricted stock or options to purchase stock..

Section 2. Section 7.2 of Agreement Amended. Section 7.2 of the Agreement is hereby amended by deleting in its entirety such Section 7.2 and inserting the following in lieu thereof:

7.2 Funds Flow Coverage Ratio. Borrower shall, on a consolidated basis, maintain, a Funds Flow Coverage Ratio of not less than (a) 2.25 to 1.00 for the fiscal quarters ending June 30, 2006, September 30, 2006 and December 31, 2006, and (b) 2.50 to 1.00 for the fiscal quarters ending March 31, 2007 and thereafter. “Funds Flow Coverage Ratio” shall mean (i) the sum, for the four fiscal quarters then ended, of net income after taxes plus depreciation, amortization of good will, interest and expenses related to Share Based Payments as required by Statement of Financial Accounting Standards (SFAS) No. 123(R) minus all dividends, withdrawals and non-cash income divided by (ii) the sum of all current maturities of long-term debt and capital leases obligations, plus interest. Such Share Based Payments shall exclude for this covenant calculation purposes any expenses related to such Share Based Payments arising from payments in cash or other property; provided, the term “other property” shall not include stock, restricted stock or options to purchase stock.

Section 3. Waiver of Covenant Non-Compliance. Under Section 7.2 of the Agreement prior to this Amendment, Borrower covenanted to maintain a Funds Flow Coverage Ratio of not less than 2.50 to 1.00 for the fiscal quarters ending December 31, 2005 and thereafter. Borrower failed to comply with this Funds Flow Coverage Ratio covenant as set forth in Section 7.2 prior to this Amendment, for the quarter ended March 31, 2006. The Banks, in their discretion, hereby grant a one-time waiver of this covenant non-compliance. Such waiver does not imply or constitute a waiver of any kind whatsoever relating to any other provision or term of the Agreement or any future compliance of Section 7.2 of the Agreement as amended by this Amendment.

Section 4. Effect of Modification and Amendment of Agreement. The Agreement shall be deemed to be modified and amended in accordance with the provisions of this Amendment to the Agreement and the respective rights, duties and obligations of the Borrower and the Banks under the Agreement shall remain to be determined, exercised and enforced under the Agreement subject in all respects to such modifications and amendments in writing, and all the terms and conditions of this Amendment to the Agreement shall be part of the terms and conditions of the Agreement for any and all purposes. All the other terms of the Agreement shall continue in full force and effect subject to the amendments set forth herein.

Section 5. Representations and Warranties. The Borrower represents and warrants to the Banks as follows:

(a) Representations and Warranties in Agreement. The representations and warranties of the Borrower contained in the Agreement (i) were true and correct when made, and (ii) after giving effect to this Amendment continue to be true and correct on the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Agreement, as amended hereby, and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date).

(b) Authority. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of all of its agreements and obligations under this Amendment within its corporate authority, have been duly authorized by all necessary corporate action and do not and will not: (i) contravene any provision of its charter documents or any amendment thereof; (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of its respective property under any agreement, deed of trust, indenture, mortgage or other instruments to which it is a party or by which any of its properties are bound including, without limitation, any of other agreements; (iii) violate or contravene any provision of any law, statute, rule or regulation to which the Borrower is subject or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official applicable to the Borrower; (iv) require any waivers, consents or approvals by any of its creditors which have not been obtained; or (v) require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any law.

(c) Enforceability of Obligations. This Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, provided that: (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors; and (ii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

Section 6. Counterparts. This Amendment to the Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Section 7. Governing Law. This Amendment to the Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

IN WITNESS WHEREOF, the Borrower and the Banks have caused this Amendment to the Agreement to be executed in their respective names to be hereunto by their duly authorized representatives, all as of the date first above written.

THE BORROWER:	THE BANKS:

SRI/SURGICAL EXPRESS, INC.	WACHOVIA BANK, NATIONAL ASSOCIATION

By:	By:
Name:	Name:
Title:	Title:

LASALLE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

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